UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 7, 2021

Blue Dolphin Energy Company
(Exact name of registrant as specified in its charter)

Delaware	0-15905	73-1268729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Travis Street, Suite 2100
Houston, TX 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement.

Nixon Product Storage, LLC (the “Borrower”), a wholly owned subsidiary of Blue Dolphin Energy Company (“Blue Dolphin”), entered into a Loan Agreement with Greater Nevada Credit Union, as lender (“Lender”), for a term loan in the aggregate principal amount of $10.0 million (the “NPS Loan”) effective October 1, 2021.

The NPS Loan has a ten-year term with a fixed interest rate of 5.75% and requires monthly interest-only payments beginning in October 2021 and continuing through the first thirty-six (36) months. Thereafter, principal and interest payments shall be due monthly through loan maturity in October 2031. Proceeds of the NPS Loan will be used for working capital purposes and for loan closing costs.

The NPS Loan is secured by a deed of trust lien on approximately 56 acres of land and improvements owned by LE in Wilson County, Texas, a leasehold deed of trust lien on certain property which is leased by Borrower from LE, an assignment of leases and rents, and certain personal property. The NPS Loan contains various terms and conditions which are customary for loans of this type, including representations and warranties, affirmative and negative covenants respecting the business of the parties to the NPS Loan, financial covenants respecting debt service coverage ratio, ratio of debt to net worth and ratio of current assets to current liabilities, and events of default.

The foregoing description of the NPS Loan constitutes only a summary thereof and is qualified in its entirety by reference to the text thereof, which Blue Dolphin intends to file as exhibits within the reporting period for the three months ended December 31, 2021.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above for a description of the NPS Loan.

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 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2021

Blue Dolphin Energy Company

/s/ JONATHAN P. CARROLL
Jonathan P. Carroll Chief Executive Officer, President, Assistant Treasurer and Secretary (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

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